UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April  11, 2005

PRESSURE BIOSCIENCES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                Appointment of Principal Officer

Effective April 11, 2005, Steven E. Hebert was elected to serve as Vice President — Finance, Chief Financial Officer and Assistant Treasurer of Pressure BioSciences, Inc. (the “Company”).

Prior to his appointment, Mr. Hebert served as a part-time financial consultant to the Company since October 2004.  From January 2004 to September 2004, Mr. Hebert served as an accounting and financial consultant. From 1998 to 2003, Mr. Hebert served as the Vice President and Corporate Controller for Brooks Automation, Inc., a NASDAQ listed company and provider of factory and tool automation software, hardware, and integration services to the semiconductor industry.  His positions at Brooks Automation included serving as Corporate Controller from December 1998 to May 2002 and Vice President, Interim Chief Financial Officer and Corporate Controller from September 2002 to February 2003.  Prior to Brooks, Mr. Hebert was Vice President of Finance/Controller at Whistler Corporation; Business Unit Controller at the Foxboro Company; Division Controller at Augat Inc.; and Controller of Central Manufacturing Support at Data General Corporation.  Mr. Hebert earned both his Bachelor’s Degree and his Master’s Degree in Accounting from Bryant College.

Item 9.01                                             Financial Statements and Exhibits

(c)                                Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated April 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 15, 2005	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer